Exhibit 99.1

PORT AUTHORITY TECHNOLOGIES INC. AND ITS SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2006

U.S. DOLLARS IN THOUSANDS

INDEX

Page

Report of Independent Auditors	2

Consolidated Balance Sheet	3-4

Consolidated Statement of Operations	5

Statement of Changes in Shareholders’ Equity	6

Consolidated Statement of Cash Flows	7

Notes to Consolidated Financial Statements	8-22

- - - - - - - - - - - - - - - - - - -

• Kost Forer Gabbay & Kasierer 3 Aminadav St. Tel-Aviv 67067, Israel	• Phone: 972-3-6232525 Fax: 972-3-5622555

REPORT OF INDEPENDENT AUDITORS

To the Shareholders of

PORT AUTHORITY TECHNOLOGIES INC. AND ITS SUBSIDIARY

We have audited the accompanying consolidated balance sheet of Port Authority Technologies Inc. and its subsidiary (“the Company”) as of December 31, 2006, and the related consolidated statements of operations, changes in shareholders’ equity and cash flows for the year ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2006, and the results of its operations and cash flows for the year ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
January 31, 2007	A Member of Ernst & Young Global

CONSOLIDATED BALANCE SHEET	PORT AUTHORITY TECHNOLOGIES INC. AND ITS SUBSIDIARY

U.S. dollars in thousands

December 31,
2006
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$8,685
Trade receivables	357
Other accounts receivable and prepaid expenses	676
Inventory	232

Total current assets	9,950

EQUIPMENT, NET (Note 3)	711

SEVERANCE PAY FUND	252

Total assets	$10,913

The accompanying notes are an integral part of the consolidated financial statements.

CONSOLIDATED BALANCE SHEET	PORT AUTHORITY TECHNOLOGIES INC. AND ITS SUBSIDIARY

U.S. dollars in thousands, except share and per share data

December 31,
2006
LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current maturities of long-term loan (Note 5)	$1,665
Trade payables	94
Other accounts payable and accrued expenses (Note 4)	2,768
Deferred revenues	1,263

Total current liabilities	5,790

LONG-TERM LIABILITIES:
Long-term loan (Note 5)	2,649
Accrued severance pay	297

Total long-term liabilities	2,946

COMMITMENTS AND CONTINGENCIES (Note 6)

SHAREHOLDERS’ EQUITY: (Note 7)
Share capital -
Ordinary shares of $0.01 par value - Authorized: 77,015,325 shares; Issued and outstanding: 1,940,134 shares	19
Series C-1 Convertible Preferred shares of $0.01 par value - Authorized: 21,388,357 shares at December 31, 2006; Issued and outstanding: 20,767,324 shares	208
Series C-2 Convertible Preferred shares of $0.01 par value - Authorized, issued and outstanding: 7,949,214 shares	79
Series D Convertible Preferred shares of $0.01 par value - Authorized, issued and outstanding: 34,656,192 shares	347
Additional paid-in capital	34,929
Deferred share compensation	(137)
Accumulated deficit	(33,268)

Total shareholders’ equity	2,177

Total liabilities and shareholders’ equity	$10,913

The accompanying notes are an integral part of the consolidated financial statements.

CONSOLIDATED STATEMENT OF OPERATIONS	PORT AUTHORITY TECHNOLOGIES INC. AND ITS SUBSIDIARY

U.S. dollars in thousands

Year ended December 31,
2006

Revenues:

Products	$1,099
Services	206

1,305

Cost of revenues:

Products	582
Services	571

1,153

Gross profit	152

Operating expenses:

Research and development *)	3,629

Marketing and selling *)	6,038

General and administrative *)	3,150

Total operating expenses	12,817

Operating loss	(12,665)

Financial income, net	35

Net loss	$(12,630)

*)            Includes share-based compensation (see Note 7).

The accompanying notes are an integral part of the consolidated financial statements.

PORT AUTHORITY TECHNOLOGIES INC.

AND ITS SUBSIDIARY

STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

U.S. dollars in thousands, except share data

	Number of shares					Additional	Deferred
	Ordinary	Preferred shares			Share	paid-in	share	Accumulated
	shares	Series C-1	Series C-2	Series D	capital	capital	compensation	deficit	Total

Balance as of January 1, 2006	1,561,364	20,767,324	7,949,214	—	$302	$23,091	$(278)	$(20,638)	$2,477

Adjustments for forfeitures of share options	—	—	—	—	—	(66)	56	—	(10)
Share-based compensation for employees and non-employees	—	—	—	—	—	359	—	—	359
Exercise of options	378,770	—	—	—	4	10	—	—	14
Amortization of deferred share compensation	—	—	—	—	—	—	85	—	85
Issuance of Series D Preferred shares, net *)	—	—	—	34,656,192	347	17,493	—	—	17,840
Issuance of warrants	—	—	—	—	—	42	—	—	42
Capital distribution	—	—	—	—	—	(6,000)	—	—	(6,000)
Net loss	—	—	—	—	—	—	—	(12,630)	(12,630)

Balance as of December 31, 2006	1,940,134	20,767,324	7,949,214	34,656,192	$653	$34,929	$(137)	$(33,268)	$2,177

*)             Net of issuance expenses of $ 160.

The accompanying notes are an integral part of the consolidated financial statements.

PORT AUTHORITY TECHNOLOGIES INC.

AND ITS SUBSIDIARY

CONSOLIDATED STATEMENT OF CASH FLOWS

U.S. dollars in thousands

Year ended December 31,
2006
Cash flows from operating activities:

Net loss	$(12,630)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	295
Amortization of debt discount on long-term loan	9
Amortization of deferred share compensation, net of forfeitures	75
Share-based compensation	359
Accrued interest on long-term loan	37
Increase in severance pay, net	3
Increase in trade receivables	(310)
Increase in other accounts receivable and prepaid expenses	(433)
Increase in inventory	(27)
Decrease in trade payables	(618)
Increase in other accounts payable and accrued expenses	2,207
Increase in deferred revenues	1,166

Net cash used in operating activities	(9,867)

Cash flows from investing activities:

Purchase of equipment	(556)

Net cash used in investing activities	(556)

Cash flows from financing activities:

Receipt of long-term loan	5,000
Payments of long-term loan	(653)
Issuance of Series D Preferred shares, net	17,840
Options exercised	14
Capital distribution	(5,896)

Net cash provided by financing activities	16,305

Increase in cash and cash equivalents	5,882
Cash and cash equivalents at beginning of year	2,803

Cash and cash equivalents at end of year	$8,685

Non-cash transactions:

Issuance of warrants	$42

Adjustments of forfeitures of share options	$66

Capital distribution - accounts payable	$104

The accompanying notes are an integral part of the consolidated financial statements.

PORT AUTHORITY TECHNOLOGIES INC.

AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 1:-                                            GENERAL

a.                            Port Authority Technologies Inc., a U.S. corporation, and its subsidiary (“the Company”), were incorporated in 2000, and are engaged in the development of software for the control and audit of the distribution of organizational proprietary content. The Company has a wholly-owned subsidiary in Israel, Port Authority Technologies Ltd. (formerly: Vidius Ltd.) (“the subsidiary”), which serves as a research and development center for the Company and as a regional marketing center.

The Company has a Development Services Agreement with the subsidiary. According to this Agreement, the Company pays the subsidiary for the research and development services provided (excluding certain expenses) on the basis of cost plus 7.5%. The Company also grants the subsidiary a right to sell the Company’s products in the Middle East and Asia. Marketing expenses incurred by the subsidiary are not reimbursed by the Company.

b.                           The Company has funded its current and previous losses principally from shareholders loans and financing. In August 2006, the Company raised additional funding by issuance of Series D Preferred shares, to existing and new investors, for a total consideration of $ 18,000. Subsequent to balance sheet date, on January 8, 2007, Websense Inc., a U.S. publicly traded company, acquired the Company for a total cash consideration of approximately $ 90,000 and the Company became a wholly-owned subsidiary of Websense Inc., in accordance with the Agreement and Plan of Merger and Reorganization (“the Merger Agreement”) .

NOTE 2:-               SIGNIFICANT ACCOUNTING POLICIES

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”).

a.                            Use of estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

b.                           Financial statements in U.S. dollars:

The financial statements have been prepared in U.S. dollars since the currency of the primary economic environment in which the operations of the Company are conducted is the U.S. dollar (“dollar”).

PORT AUTHORITY TECHNOLOGIES INC.

AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 2:-               SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Substantially all of the Company’s revenues are generated in dollars. In addition, a substantial portion of the Company’s purchases, as well as marketing costs, are incurred in dollars. Thus, the functional and reporting currency of the Company is the dollar.

Transactions and balances originally denominated in dollars are presented at their original amounts. Transactions and balances in other currencies have been remeasured into dollars in accordance with the principles set forth in Statement of Financial Accounting Standards (“SFAS”) No. 52, “Foreign Currency Translation” (“SFAS No. 52”).

Accordingly, items have been remeasured as follows: monetary items - at the exchange rate in effect on the balance sheet date; non-monetary items - at historical exchange rates and expense items - at the exchange rates in effect as of the date of recognition of those items (excluding depreciation and other items deriving from non-monetary items).

All exchange gains and losses from the remeasurement mentioned above are reflected in the statement of operations under financial expenses, net. The representative exchange rate of the new Israeli shekel (“NIS”) at December 31, 2006 was $ 1.00 = NIS 4.225 (2005 - $ 1.00 = NIS 4.603).

c.                            Principles of consolidation:

The consolidated financial statements include the accounts of the Company’s wholly-owned subsidiary, Port Authority Technologies Ltd. All intercompany balances and transactions have been eliminated upon consolidation.

d.                           Cash equivalents

Cash equivalents are short-term highly liquid investments that are readily convertible to cash with original maturities of three months or less.

e.                            Inventory:

Inventory is stated at the lower of cost or market value and is comprised of finished goods. Cost is determined using the “first in, first out” method.

f.                              Equipment:

Equipment is stated at cost, net of accumulated depreciation. Depreciation is computed by the straight-line method over the estimated useful lives of the assets.

Annual rates of depreciation are as follows:

%

Computers and related equipment	33
Office furniture and equipment	5 – 7
Leasehold improvements	The shorter of the estimated useful life or the lease term (including the lease option period)

PORT AUTHORITY TECHNOLOGIES INC.

AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 2:-               SIGNIFICANT ACCOUNTING POLICIES (Cont.)

g.                           Research and development expenses:

Research and development expenses consist primarily of salary and related costs for personnel, as well as costs related to materials, supplies and equipment depreciation. All research and development costs are expensed as incurred.

h.                           Share-based compensation:

Prior to December 31, 2005, the Company accounted for its stock-based employee compensation plans using the intrinsic-value method of accounting set forth in Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”), but disclosed the pro forma effects on net loss had the fair value of the options been expensed. In accordance with APB 25 and related interpretations, compensation expense for stock options is recognized in income based on the excess, if any, of the fair value of the share at the grant date of the award or other measurement date over the amount an employee must pay to acquire the share.

Generally, the exercise price for share options granted to employees equals the fair market value of the share at the date of grant, thereby resulting in no recognition of compensation expense.

On December 16, 2004, the Financial Accounting Standards Board (FASB) issued Statement No. 123 (revised 2004), “Share-Based Payment” (“SFAS No. 123(R)”), which is a revision of FASB Statement No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123”). Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123 permitted, but did not require, share-based payments to employees to be recognized based on their fair values while SFAS No. 123(R)requires all share-based payments to employees to be recognized based on their fair values. In addition, SFAS No. 123(R) does not permit the use of the minimum value method for non public entities when measuring stock-based compensation. SFAS No. 123(R) also revises, clarifies and expands guidance in several areas, including measuring fair value, classifying an award as equity or as a liability and attributing compensation cost to reporting periods.

SFAS No. 123(R) requires nonpublic companies that used the minimum value method of measuring equity share options and similar instruments for pro forma disclosure purposes under SFAS No. 123 to adopt its requirements prospectively to new awards and to awards modified, repurchased, or cancelled after the required effective date. Those entities shall continue to account for any portion of awards outstanding at the date of initial application using the accounting principles originally applied to those awards the provisions of Opinion 25 and its related interpretive guidance).

PORT AUTHORITY TECHNOLOGIES INC.

AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 2:-               SIGNIFICANT ACCOUNTING POLICIES (Cont.)

The Company adopted SFAS No. 123(R) as of January 1, 2006. Since the Company had previously applied the minimum value method for pro forma disclosure purposes, the provisions of FAS 123(R) were adopted prospectively to new awards and to awards, repurchased, modified or cancelled after January 1, 2006. As a result of adopting FAS 123(R) on January 1, 2006, the Company’s net loss for the year ended December 31, 2006 is $ 6 thousand higher than if it had continued to account for stock-based compensation under APB 25.

In March 2005, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 107 (“SAB 107”) relating to SFAS 123(R). The Company has applied the provisions of SAB107 in its adoption of SFAS 123(R).

In order to derive the share-based compensation cost, the Company used the calculated value. The calculated value method incorporates each of the inputs required by Statement 123(R), with the exception of the expected volatility of the Company’s own stock, rather than using the expected volatility of the Company’s own stock, the historical volatility of appropriate similar public companies would be used. The calculated value was computed using the Black and Scholes pricing model using the following assumptions:

Year ended December 31, 2006

Dividend yield	0%
Expected volatility	80%
Risk-free interest	4.5-5%
Expected life (years)	6.25
Forfeitures rate	10%

The expected term is based on the “simplified method”, as allowed for companies that lack sufficient history by Staff Accounting Bulletin No. 107, which is the mid-point between the vesting date and the end of the option contractual term. The expected volatility is based on implied volatility of other comparable public companies. The Company has historically not paid dividends and has no foreseeable plans to issue dividends. The risk-free interest rate is based on the yield from U.S. Treasury zero-coupon bonds with an equivalent term. Compensation cost is recognized on a straight line basis over the requisite service period.

PORT AUTHORITY TECHNOLOGIES INC.

AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 2:-               SIGNIFICANT ACCOUNTING POLICIES (Cont.)

The Company applies SFAS No. 123 and Emerging Issues Task Force No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services” (“EITF 96-18”), with respect to options issued to non-employees. SFAS 123 and EITF 96-18 require the use of option valuation models to measure the fair value of the options and warrants.

i.                               Revenue recognition:

The Company accounts for the sale of its software products in accordance with Statement of Position 97-2, “Software Revenue Recognition,” as amended (“SOP No. 97-2”). Revenues from the sale of software products are recognized when persuasive evidence of an agreement exists, delivery of the product has occurred, the fee is fixed or determinable, collectibility is probable and no further obligation exists. Revenues earned on software arrangements involving multiple elements are recognized ratably over the term of the last undelivered element in the arrangement (the post customer support services), since vendor specific objective evidence of the fair value of the elements of the arrangement does not exist.

Revenues from post-customer support services are recognized on a straight-line basis over the term of the post customer support agreement.

Deferred revenues include unearned amounts received from customers from software product sales and post customer support agreements, not yet recognized as revenues.

j.                               Income taxes:

The Company accounts for income taxes under the asset and liability method of accounting in accordance with the provisions of SFAS 109, “Accounting for Income Taxes”. Under the asset and liability method, deferred taxes are determined based on the differences between the financial statement and tax basis of assets and liabilities and are measured using enacted tax rates expected to apply in the year in which the differences are expected to be recovered or settled. Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts expected to be realized.

k.                            Fair value of financial instruments:

Unless otherwise noted, the carrying amount of financial instruments approximates their fair value.

PORT AUTHORITY TECHNOLOGIES INC.

AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 2:-               SIGNIFICANT ACCOUNTING POLICIES (Cont.)

l.                               Impairment of long-lived assets:

The Company’s long-lived assets are reviewed for impairment in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”) whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Recoverability of an asset to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the asset. If such asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value. Through December 31, 2006, no impairment losses were identified.

m.                         Severance pay:

The Company’s liability for severance pay in respect of its subsidiary is calculated pursuant to Israel’s Severance Pay Law, based on the most recent salary of the employees multiplied by the number of years of employment, as of the balance sheet date. Employees are entitled to one month’s salary for each year of employment or a portion thereof. The Company’s liability for all of its Israeli employees is covered by monthly deposits for insurance policies and/or pension funds and by an accrual. The value of these policies and/or funds is recorded as an asset in the Company’s balance sheet. The deposited funds include profits accumulated to the balance sheet date. The deposited amounts may be withdrawn only upon the fulfillment of the obligations pursuant to the Israel’s Severance Pay Law or labor agreements. The value of the deposited funds is based on the cash surrendered value of these policies, and includes immaterial profits. Severance expense for the year ended December 31, 2006 was $ 220.

n.                           Recently issued accounting standards:

In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes an Interpretation of FASB Statement No. 109 “(“FIN 48”). FIN 48 clarifies the accounting for income taxes by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. FIN 48 utilizes a two-step approach for evaluating tax positions. Recognition (step one) occurs when an enterprise concludes that a tax position, based solely on its technical merits, is more-likely-than-not to be sustained upon examination. Measurement (step two) is only addressed if step one has been satisfied (i.e., the position is more-likely-than-not to be sustained). Under step two, the tax benefit is measured as the largest amount of benefit, determined on a cumulative probability basis that is more-likely-than-not to be realized upon ultimate settlement.

FIN 48 applies to all tax positions related to income taxes subject to the Financial Accounting Standard Board Statement No. 109, “Accounting for Income Taxes” (“FAS 109”). This includes tax positions considered to be “routine” as well as those with a high degree of uncertainty.

PORT AUTHORITY TECHNOLOGIES INC.

AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 2:-               SIGNIFICANT ACCOUNTING POLICIES (Cont.)

FIN 48 has expanded disclosure requirements, which include a tabular roll forward of the beginning and ending aggregate unrecognized tax benefits as well as specific detail related to tax uncertainties for which it is reasonably possible the amount of unrecognized tax benefit will significantly increase or decrease within twelve months. These disclosures are required at each annual reporting period unless a significant change occurs in an interim period.

FIN 48 is effective for fiscal years beginning after December 15, 2006. The cumulative effect of applying FIN 48 will be reported as an adjustment to the opening balance of retained earnings. The Company is currently evaluating the effect of the adoption of FIN 48 on its financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”). This statement provides a single definition of fair value, a framework for measuring fair value, and expanded disclosures concerning fair value. Previously, different definitions of fair value were contained in various accounting pronouncements creating inconsistencies in measurement and disclosures. SFAS No. 157 applies under those previously issued pronouncements that prescribe fair value as the relevant measure of value, except SFAS No. 123(R) and related interpretations. The statement does not apply to accounting standards that require or permit measurement similar to fair value but are not intended to measure fair value. This pronouncement is effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact of adopting SFAS 157.

NOTE 3:-               EQUIPMENT, NET

December 31, 2006

Cost:
Computers and related equipment	$1,437
Office furniture and equipment	98
Leasehold improvements	121

1,656
Accumulated depreciation:
Computers and related equipment	861
Office furniture and equipment	64
Leasehold improvements	20

945

Depreciated cost	$711

Depreciation expense for the year ended December 31, 2006 was $ 295.

PORT AUTHORITY TECHNOLOGIES INC.

AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 4:-               OTHER ACCOUNTS PAYABLE AND ACCRUED EXPENSES

December 31,
2006

Payroll and related expenses *)	$457
Provision for cash bonuses	2,192
Other accrued expenses	119

$2768

*) Includes accrued vacation and recreation pay	$157

NOTE 5:-                        LONG-TERM LOAN

Long-term loan	$4,346
Less - debt discount	(32)

4,314
Less - current maturities	(1,665)

$2,649

In November 2005, the Company entered into a Loan and Security Agreement (“Loan Agreement”), whereby the lenders provided a loan facility in the aggregate amount of up to $ 5,000. In February 2006, the Company withdrew the full amount of the loan facility in the amount of $ 5,000. The loan facility is payable in 36 equal monthly installments of principal and interest. The interest is payable monthly at the per annum rate of Prime + 1.25% (8.25% at December 31, 2006).

In connection with the Loan Agreement described above, the Company issued an initial 310,517 warrants to purchase Preferred C-1 shares to the lenders at an exercise price of approximately $ 0.41 per share for a term of ten years. An additional amount of 310,517 warrants was issued upon withdrawal of the loan facility in February 2006, in accordance with the Loan Agreement.

The fair value of the warrants, was determined using the Black-Scholes pricing model assuming a risk free interest rate of 4.5%, a volatility factor of 80%, dividend yield of 0% and a contractual life of ten years. The fair value of the warrants of $ 42 was recorded as a debt discount on the loan and is recorded as financing expenses over the term of the loan. The debt issuance costs of $ 64 are amortized over the term of the loan facility and recorded as financing expense.

PORT AUTHORITY TECHNOLOGIES INC.

AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 5:-                        LONG-TERM LOAN (Cont.)

Aggregate maturities of long-term loans:

December 31, 2006
Principal

2007	$1,665
2008	1,832
2009	817

$4,314

NOTE 6:-               COMMITMENTS AND CONTINGENCIES

a.                            The Company’s facilities in Israel and the United States are leased under operating leases, ending in October 2007 and April 2008, respectively. The Company has renewal options to lease the facility in Israel and the facility in the United States for an additional two years. Lease expense for the year ended December 31, 2006, amounted to $ 199.

Annual minimum commitments under non-cancelable leases are as follows:

December 31, 2006

2007	$189
2008	34

$223

b.                           The Company provided the lenders a first priority security interest to the Company’s collateral (as defined in the Loan Agreement) for any loans outstanding in respect of the Loan Agreement (see Note 5).

PORT AUTHORITY TECHNOLOGIES INC.

AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 7:-               SHAREHOLDERS’ EQUITY

a.                            General:

Ordinary shares

The Ordinary shares confer upon its holders rights to receive notice to participate and vote in the general meetings of the Company, to receive dividends, if and when declared, and to receive the remaining assets of the Company upon liquidation.

Series C-1 Convertible Preferred shares

Each Series C-1 Preferred share shall be convertible, without payment of additional consideration by the holder, at the option of the holder thereof, into such number of fully paid Ordinary shares as is determined by dividing the Original Issue Price as defined in the Certificate of Incorporation (“Series C-1 Original Issue Price”) by the conversion price at the conversion date. The conversion price per share initially will be $ 0.4025 (as such the conversion ratio is 1:1), subject to certain adjustments (such as a stock split, etc.), as described in the Certificate of Incorporation.

Series C-1 Preferred shares entitle their holders to receive dividends, when and if declared, prior and in preference to any declaration or payment of any dividend on the Ordinary shares, on each outstanding Series C-1 Preferred share, in an amount at least equal to $ 0.0261 per share of Series C -1 Preferred share.

Series C-2 Convertible Preferred shares

Each Series C-2 Preferred share shall be convertible, without payment of additional consideration by the holder, at the option of the holder thereof, into such number of fully paid Ordinary shares as is determined by dividing the Original Issue Price of Series C-2 (“Original Issue Price”) by the conversion price at the conversion date. The conversion price per share initially will be $ 0.6573 (as such the conversion ratio is 1:1), subject to certain adjustments (such as a stock split, etc.), as described in the Certificate of Incorporation.

PORT AUTHORITY TECHNOLOGIES INC.

AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 7:-                        SHAREHOLDERS’ EQUITY (Cont.)

Series C-2 Preferred shares entitle their holders to receive dividends, when and if declared, prior and in preference to any declaration or payment of any dividend on the Ordinary shares, on each outstanding Series C-2 Preferred share, in an amount at least equal to $ 0.042673 per Series C-2 Preferred share.

Series D Convertible Preferred shares

Each Series D Preferred share shall be convertible, without payment of additional consideration by the holder, at the option of the holder thereof, into such number of fully paid Ordinary shares as is determined by dividing the Original Issue Price as defined in the Certificate of Incorporation (“Series D Original Issue Price”) by the conversion price at the conversion date. The conversion price per share initially will be $ 0.5194 (as such the conversion ratio is 1:1), subject to certain adjustments (such as a stock split, etc.), as described in the Certificate of Incorporation.

Series D Preferred shares entitle their holders to receive dividends, when and if declared, prior and in preference to any declaration or payment of any dividend on the Ordinary shares, on each outstanding share of Series C-1 Preferred share, in an amount at least equal to $ 0.03372 per share of Series D Preferred stock.

In the event of liquidation, the holders of Series D Preferred shares shall be entitled to be paid out of (i) the assets available for distribution on a pari passu basis with the holders of Series C-1 Preferred shares and Series C-2 Preferred shares, but before any payments shall be made to the holders of Common shares or any other class or series of stock ranking junior to the Series D Preferred shares, Series C-1 Preferred shares or Series C-2 Preferred shares (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), (ii) plus any declared but unpaid dividends on such shares. After payment of all preferential amounts required to be paid to the holders of Series D Preferred shares, Series C-1 Preferred shares and Series C-2 Preferred shares, the remaining assets available for distribution to the Corporation’s stockholders shall be distributed among the holders of the shares of Series D Preferred shares, Series C-1 Preferred shares and Series C-2 Preferred shares, and Common stock, pro rata, based on the number of shares held by each such holder.

PORT AUTHORITY TECHNOLOGIES INC.

AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 7:-                        SHAREHOLDERS’ EQUITY (Cont.)

b.                           Shareholders’ equity:

1.                             Private placement:

In August 2006, the Company raised additional funding by the issuance of Series D Preferred shares to existing and new investors, for a total consideration of $ 18,000.

2.                             Capital distribution:

In December 2006, the Company made a distribution out of additional paid-in capital, to the holders of Preferred shares, in the amount of $ 6,000, in proportion to the respective liquidation preferences of the Preferred shares. $ 5,900 was distributed in 2006 and the remaining balance ($ 100) was distributed in January 2007. Accordingly, as of December 31, 2006, an amount of $ 6,000 was reduced from the Company’s additional paid-in capital.

Subsequent to balance sheet date, in January 2007, the Company made a distribution of additional paid-in capital, in the amount of $ 570, to holders of Preferred shares.

c.                            Share options:

In 2000 and 2004, the Company adopted Share Option Plans (“the Plans”), according to which up to 11,459,492 options (2000 plan - 15,292 options, 2004 plan - 11,444,200 options) to purchase Ordinary shares may be granted to employees, directors, consultants and affiliates of the Company.

With regard to the Plans, the exercise period may not exceed 10 years from the date of grant. The options vest ratably mainly over a period of four years of employment. As of December 31, 2006, 2,396,613 options were available for future grants under the Plans. Options which are forfeited or cancelled revert to the pool of options available for future grants.

PORT AUTHORITY TECHNOLOGIES INC.

AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 7:-                        SHAREHOLDERS’ EQUITY (Cont.)

A summary of the Company’s share option activity to employees under the Plans is as follows:

	Amount of options	Weighted average exercise price	Weighted average remaining contractual term (in years)	Aggregate intrinsic value

Outstanding - beginning of the year	7,888,103	$0.08
Granted	1,224,874	$0.07
Exercised	(378,773)	$0.04
Forfeited	(1,218,021)	$0.04

Outstanding - end of the year	7,516,183	$0.06	8.82	$6,266

Vested and expected to vest	5,656,315	$0.04	8.75	$4,733
Options exercisable at the end of the year	2,947,078	$0.08	8.38	$2,470

The weighted-average grant-date value of options granted for the year ended December 31, 2006 was $ 0.1. The aggregate intrinsic value in the table above represents the total intrinsic value (the difference between the Company’s stock price on December 31, 2006 and the exercise price, multiplied by the number of in-the-money options) that would have been received by the option holders had all option holders exercised their options on December 31, 2006. These amount changes are based on the value of the Company’s stock. Total intrinsic value of options exercised for the year ended December 31, 2006 was $ 15. As of December 31, 2006, there was $ 255 of total unrecognized compensation cost related to non-vested share-based compensation arrangements granted under the Company’s stock option plans. That cost is expected to be recognized over a weighted-average period of 2.6 years.

The following table summarizes information about options outstanding and exercisable as of December 31, 2006:

	Options outstanding		Options exercisable
Exercise price	Amount outstanding as of December 31, 2006	Remaining contractual life	Amount outstanding as of December 31, 2006
		(Years)
$0.04	7,482,083	8.76	2,927,128
$3.75	28,300	8.00	14,150
$11.50	5,800	4.45	5,800

	7,516,183		2,947,078

PORT AUTHORITY TECHNOLOGIES INC.

AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 7:-                        SHAREHOLDERS’ EQUITY (Cont.)

d.         Options to non-employees:

1.                             As of December 31, 2006 1,167,926 options are outstanding to non-employees. The fair value of the options was determined using the Black & Sholes pricing model assuming a risk free interest rate of 4.4% - 5.1%, a volatility factor of 80%, dividend yield of 0% and a contractual life of 10 years. These options were granted in 2005 and 2006, and have an exercise price ranging from $ 0.04 to $ 0.08 per Ordinary share and a vesting term of up to four years.

2.                             Warrants - See Note 5.

For the year ended December 31, 2006, share-based compensation in the amount of $ 444 was recorded on account of employee and non-employee options. The share-based compensation is included in the statement of operations as follows:

Year ended December 31,
2006

Cost of revenues	$5
Research and development	28
Marketing and selling	39
General and administrative	362

$434

PORT AUTHORITY TECHNOLOGIES INC.
AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 8:-     TAXES ON INCOME

a.                            The Company’s subsidiary is subject to the Income Tax Law (Inflationary Adjustments), 1985, which measures income on the basis of changes in the Israeli Consumer Price Index.

On July 25, 2005, the Knesset (Israeli Parliament) passed the Law for the Amendment of the Income Tax Ordinance (No. 147), 2005, which prescribes, among others, a gradual decrease in the corporate tax rate in Israel to the following tax rates: in 2006 - 31%, in 2007 - 29%, in 2008 - 27%, in 2009 - 26% and in 2010 and thereafter - 25%.

Final tax assessments for the Company’s subsidiary have not yet been received since commencement of operations.

b.              As of December 31, 2006, the Company had carryforward losses for tax purposes of approximately $ 30,000, which have an expiration date of 2026. The Company has provided a valuation allowance for the full amount of the tax benefit deriving from the carryforward losses due to its history of operating losses and the uncertainty as to when these benefits will be utilized. Deferred taxes in respect of other temporary differences are immaterial. As of December 31, 2006, Port Authority Technologies Ltd. had carryforward losses amounting to approximately $ 150, which may be carried forward indefinitely.